UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 15, 2006
PRIDE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13289 (Commission File Number)	76-0069030 (I.R.S. Employer Identification No.)

5847 San Felipe, Suite 3300 Houston, Texas (Address of principal executive offices)	77057 (Zip Code)
Registrant’s telephone number, including area code: (713) 789-1400
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.
     On September 15, 2006, Pride’s Board of Directors, upon recommendation of its Nominating and Corporate Governance Committee, approved an increase in the annual retainers to be paid to nonemployee directors for service on the board, effective September 1, 2006. The annual retainer for the chairman of the board was increased to $180,000 and the annual retainer for each other nonemployee director was increased to $75,000. The annual fees payable to the chairmen of the Audit, Compensation and Nominating and Corporate Governance Committees of the board and the meeting fees payable to nonemployee directors were not changed. In addition, the chairman of the board will continue to receive no compensation for his attendance at board and committee meetings.
     Pride entered into an Employment/Non-Competition/Confidentiality Agreement effective as of September 18, 2006 with Rodney W. Eads, Pride’s Executive Vice President and Chief Operating Officer. The description of the Employment Agreement is incorporated herein by reference to Item 5.02 of this Current Report.
Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Pride has entered into an Employment/Non-Competition/Confidentiality Agreement effective as of September 18, 2006 with Rodney W. Eads for a two-year term (unless earlier terminated in accordance with the terms of the agreement) under which Mr. Eads is to serve as Executive Vice President and Chief Operating Officer.
     Mr. Eads, 55, joined Pride from Diamond Offshore Drilling, Inc. where, since 1997, he was Senior Vice President, Worldwide Operations and responsible for Diamond’s offshore drilling fleet. Mr. Eads previously was employed by Exxon Corporation from 1980 to 1997 where he held several executive and operations management positions, primarily in international assignments, including Drilling Manager, Exxon Company International. Prior to that, Mr. Eads was a Senior Drilling Engineer with Arabian American Oil Company (ARAMCO) and a Petroleum Engineer with Cities Service Company.
     There are no arrangements or understandings between Mr. Eads and any other person pursuant to which he was selected as Executive Vice President and Chief Operating Officer. Pride is not aware of any transaction in which Mr. Eads has an interest requiring disclosure under Item 404(a) of Regulation S-K.
     Mr. Eads’s employment agreement provides that he will receive an annual salary, has the opportunity to earn an annual bonus under Pride’s bonus plan, and is eligible to participate in Pride’s employee benefit plans and stock option and other incentive compensation plans. The agreement is subject to automatic renewals for successive one-year terms. Either party may terminate employment at any time. The agreement provides that if Mr. Eads is terminated involuntarily for reasons not associated with a Change in Control and not due to cause (as defined), Mr. Eads will receive (1) an amount equal to two full years of base salary (not less than the highest annual base salary during the preceding three years); (2) two years of life, health, accident and disability insurance benefits for himself and his dependents; and (3) an amount equal to two times the target award under Pride’s annual bonus plan for the year of termination. The agreement treats death, disability, certain constructive termination events or Pride’s failure to renew the agreement at the end of its term as an involuntary termination.
     In the event of a termination of Mr. Eads’ employment prior to a Change in Control and due to cause (which includes willful misconduct, failure to perform his duties or violation of the non-disclosure or non-competition covenants), Mr. Eads will be entitled to receive only those payments and benefits that have accrued to him.
     The agreement also provides for compensation due to involuntary termination following a Change in Control. “Change in Control” for purposes of the agreement is defined to include the acquisition by a person of 20% or more of Pride’s voting power, specified changes in a majority of the board of directors, a merger resulting in existing stockholders having less than 50% of the voting power in the surviving company, a merger resulting in existing stockholders having at least 50% but less than 80% of the voting power of the surviving company and sale of all or substantially all of the assets of Pride. In the event of a Change in Control, the term of the agreement will be extended for a period of three years from the effective date of the Change in Control; provided that if the Change in Control involves a merger that results in existing stockholders having at least 50% but less than 80% of the voting power of the surviving company, the term of the agreement will be extended for two years. In the event of a termination during the extended term of the agreement (including voluntary resignation for any reason by Mr. Eads within one year after a Change in Control that is not the result of a merger resulting in the existing stockholders holding between 50% and 80% of the voting power of the surviving company), Mr. Eads will be entitled to receive (1) an amount equal to three full years of base salary (not less than the highest annual base salary during the preceding three years); (2) an amount equal to three times the maximum award under Pride’s annual bonus plan for the year of termination; and (3) life, health, accident and disability insurance continued for three years or until he receives similar benefits from another employer.
     In the event of a Change in Control, the restricted stock and options that Mr. Eads received on his first day of employment will vest immediately, with the options remaining exercisable until the earlier of (1) the original term of the option, and (2) if termination occurs during the extended term of the agreement, the later of (a) two years after the date of the Change in Control or (b) 120 days after his termination.
     In addition, the agreement provides an indefinite non-disclosure covenant and a noncompete covenant for two years after termination (voluntary or involuntary) assuming that it was not due to a Change in Control. In the event of a Change in Control, the noncompete clause is void.
     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated by reference herein.
Item 9.01      Financial Statements and Exhibits.
(d)     Exhibits
10.1	Employment/Non-Competition/Confidentiality Agreement between Pride and Rodney W. Eads effective as of September 18, 2006 (which includes as Exhibits A and B the forms of stock option agreement and as Exhibits C and D the forms of restricted stock agreement).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIDE INTERNATIONAL, INC.
By:	/s/ Brian C. Voegele
Brian C. Voegele
Senior Vice President and Chief Financial Officer

Date: September 21, 2006

EXHIBIT INDEX

No.	Description

10.1	Employment/Non-Competition/Confidentiality Agreement between Pride and Rodney W. Eads effective as of September 18, 2006.

5